Exhibit 10.3.2

WALTER ENERGY, INC.

AMENDMENT TO THE EXECUTIVE CHANGE-IN-CONTROL SEVERANCE AGREEMENT OR AMENDED AND RESTATED EXECUTIVE CHANGE-IN-CONTROL SEVERANCE AGREEMENT, AS APPLICABLE

THIS AMENDMENT TO THE EXECUTIVE CHANGE-IN-CONTROL SEVERANCE AGREEMENT OR AMENDED AND RESTATED EXECUTIVE CHANGE-IN-CONTROL SEVERANCE AGREEMENT, as applicable (this “Amendment”), is made as of January 1, 2014 (the “Amendment Date”) by and between Walter Energy, Inc. (the “Company”) and (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties entered into the Executive Change-in-Control Severance Agreement or the Amended and Restated Executive Change-in-Control Severance Agreement, as applicable, on January 1, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW THEREFORE, for good and valid consideration, the sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.                                      “Article 1. Definitions” is hereby amended as follows: to the extent that the Agreement does not contain a definition of the term “Target Bonus”, the following definition shall be inserted in the applicable alphabetical order:

“‘Target Bonus’ means the Executive’s annual target bonus established under the annual bonus plan in which the Executive is then participating.”

2.                                      Section 2.3(b)(ii) of the Agreement is hereby amended in its entirety to read as follows:

“the higher of: (A) the Executive’s Target Bonus for the bonus plan year in which the Executive’s Effective Date of Termination occurs, or (B) the Executive’s Target Bonus for the bonus plan year in which the Change in Control occurs.”

3.                                      The second sentence of Section 2.3(b) of the Agreement is hereby deleted in its entirety.

4.                                      To the extent applicable, the third sentence of Section 2.3(b) of the Agreement is hereby deleted in its entirety.

5.                                      To the extent applicable, Section 2.3(c)(ii) of the Agreement is hereby amended in its entirety to read as follows:

“the higher of: (A) the Executive’s Target Bonus for the bonus plan year in which the Executive’s Effective Date of Termination occurs, or (B) the Executive’s Target Bonus for the bonus plan year in which the Change in Control occurs.”

6.                                      To the extent applicable, the second sentence of Section 2.3(c) of the Agreement is hereby deleted in its entirety.

7.                                      Except as provided herein, all other terms of the Agreement will remain in full force and effect.  To the extent not preempted by the laws of the United States, the laws of Delaware shall be the controlling law in all matters relating to this Agreement without giving effect to principles of conflicts of laws, and any dispute arising out of, relating to or in connection with the Amendment shall be subject to the same dispute resolution procedures as provided in the Agreement with respect to any dispute thereunder.

8.                                      This Amendment shall be effective upon execution by each of the Parties.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

WALTER ENERGY INC.

By:

EXECUTIVE

[Signature Page to Amendment to Agreement]